UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022 (December 15, 2022)

Helbiz, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

32 Old Slip, New York, NY 10005
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	HLBZ	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	HLBZW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, Helbiz Inc. (the "Company") approved the appointment of Mr. Massimo Ponzellini to the Board of Directors of the Company, effective on December 15, 2022, until the Company's next annual meeting of shareholders, or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Ponzellini shall also serve on the Company's Audit Committee, the Compensation Committee, and Nominating and Corporate Governance Committee.

The biography of the newly appointed director is as follows:

Currently, Mr. Ponzellini is the General Manager of Kalrock Capital Management Ltd based in London (U.K.), Mr. Ponzellini was the Director General of Wegaplast, a leading company in the molding of plastic materials, and President of Energy-Glass, specializing in designing, creating, and commercialization of architectural elements for the production of renewable energy. From May 2007 to May 2012, he was Chairman of Impregilo SpA, a multinational general contractor with over 17,000 employees and a total portfolio of 25.1 billion euros. From December 2006 to April 2012, he also held the position of vice president of INA Assitalia SpA. Mr. Ponzellini's career began in 1971 as managing director of Typography Composers Graphic Industries. In 1978, he became an assistant to Romano Prodi, the Minister of Industry and Commerce. From 1980 to 1981, he was the director delegate of S.I., a society of studies of industrial economics. From 1981 to 1982, he was the Director General of Nomisma. In 1983, he moved to IRI where until 1986, he was in charge of the restructuring and privatization of the Strategy and Studies Department. From 1986 to 1990, he was the director delegate of Sofin S.p.A, an investment holding company controlled by IRI. From 1990 to 1994, he was a member of the European Bank for Reconstruction and Development (EBRD) as director of operations. In 1994 he moved to the European Investment Bank (EIB), where he remained until 2003 as Vice President and Managing Director for Credit and Finance. From 2002 to 2006, he served as Vice President and Chief Executive Officer of Patrimonio dello Stato S.p.A. From 2006 to 2007, he served as managing director of the Istituto Poligrafico e Zecca Dello Stato, and from 2009 to 2011, he was the president of Banca Popolare of Milan. He was a Director of Banca Nazionale del Lavoro, Alitalia, Finmeccanica, Terna, and the Higher Institute for Transport. (ISTRA). Mr. Ponzellini was the President of the European Center for Public Enterprises and of the Bormio Foundation 2005. He lectured on Finance at the Bocconi University in Milan and the Luiss University in Rome. He was also the Director of the Teatro Alla Scala Foundation in Milan, a member of the Executive Committee and of the Board of Directors of the European Institute of Oncology (IEO), member of the Board of Assonime. He is a member of the Finance and Budget Committee of the Governorate of Vatican City State. He is the Honorary Vice President of the European Investment Bank (EIB). He is also a Founding Partner of Planet Finance, created to support developing populations through microfinance. Since 1996 he has been a Knight of the Grand Cross of the Order of Merit of the Italian Republic.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2022

HELBIZ, INC.

By:	/s/ Salvatore Palella
Name: Title:	Salvatore Palella Chief Executive Officer